UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2023

Acrivon Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41551	82-5125532
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Arsenal Way, Suite 100 Watertown, Massachusetts	02472
(Address of Principal Executive Offices)	(Zip Code)

(617) 207-8979

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ACRV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On December 4, 2023, Acrivon Therapeutics, Inc. (the “Company”) entered into a Third Amendment to the OncoSignature Diagnostic Agreement (the “Third Amendment”) with Akoya Biosciences, Inc. (“Akoya”) for the development of the ACR-368 OncoSignature companion diagnostic test. The Third Amendment addresses an expanded scope of work and increases total development milestone payments to Akoya to an aggregate of $17.3 million through pre-market approval by the Food and Drug Administration of the ACR-368 OncoSignature companion diagnostic across multiple indications. To date, approximately $3.8 million in development milestones have already been achieved and paid. Our cash runway guidance remains unchanged from our latest 10-Q filed November 9, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acrivon Therapeutics, Inc.

Dated: December 8, 2023	By:	/s/ Peter Blume-Jensen
	Name:	Peter Blume-Jensen, M.D., Ph.D.
	Title:	Chief Executive Officer and President